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                                                                  Exhibit 99.1
                                                                  Document 18


     FOR DETAILS, CONTACT:

     EDWARD WIRTH, ACTING PRESIDENT           TOUCH TONE AMERICA, INC.
     Touch Tone America                       3300 N. Central Avenue, Ste. 1155
     Phone (813) 562-5971                     Phoenix, Arizona 85012
     KERRY ROGERS, PRESIDENT                  Phone (602) 922-6289
     ORIX Global Communications, Inc.
     Phone (702) 792-2500

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     TOUCH TONE ANNOUNCES NASDAQ
     DECISION

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     Phoenix, Arizona, December 16, 1997 - Touch Tone America, Inc. (Nasdaq:
     TONE and TONEW) ("Touch Tone") is disappointed to announce that the determination has been made by the Listing Qualifications Panel of the Nasdaq regarding its request for the continued inclusion on the Nasdaq SmallCap Market, notwithstanding its failure to meet the total assets and capital surplus requirements that are set forth in the NASD Marketplace Rules, following the December 4, 1997 oral hearing. Based on the representation made regarding the contemplated acquisition of ORIX Global Communications, Inc. and the contemplated private placement of $5,000,000 from institutional investors, the Panel was of the opinion that the proposed transactions would result in a change of control, financial structure and business and that, therefore, the NASD Marketplace Rules for initial inclusion requirements are applicable. As a result, the Panel determined to delist Touch Tone's securities from the Nasdaq stock market effective with the close of business on December 16, 1997.

     Touch Tone is contemplating a number of actions and will communicate its plans.

     Touch Tone America, Inc. is a long distance telephone and Internet service provider.

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